UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARKWEST HYDROCARBON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2007 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Shareholders of MarkWest Hydrocarbon, Inc. will be held at our corporate headquarters

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

on June 13, 2007 at 10:00 a.m. (MDT)

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help MarkWest reduce postage and proxy tabulation costs.

Or, if you prefer, you can vote by mail by returning the enclosed Vote Instruction Form in the addressed, prepaid envelope provided.

We anticipate mailing this proxy on or about April 30, 2007.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.proxyvote.com/	1-800-690-6903 via touch tone phone
24 hours a day / 7 days a week	toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:
Read the accompanying Proxy Statement and Card.	Read the accompanying Proxy Statement and Card.

Go to the following website:	Call the toll-free 800 number provided on your Voting Instruction Form.
http://www.proxyvote.com/

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Use any touch tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

April 30, 2007

Dear Stockholder:

We cordially invite you to our 2007 Annual Meeting of Stockholders.  The meeting will be held on June 13, 2007, at 10:00 a.m., Mountain Daylight Time, at our headquarters, 1515 Arapahoe Street, Tower 2, Suite 700, Denver, Colorado 80202-2126.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s meeting, you will be asked to vote on (i) the election of three directors and (ii) ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants for the year ending December 31, 2007.  You will also be asked to transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

Our Board of Directors unanimously recommends that you vote “FOR” the election of each of the directors and “FOR” the ratification of the appointment of Deloitte as our independent registered public accountants.

To be certain that your shares are voted at the annual meeting, whether or not you plan to attend in person, you should vote your shares as soon as possible.  Your vote is important.  You may vote by telephone, Internet or mail.  To vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.  To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MarkWest Hydrocarbon, Inc., c/o Broadridge Financial Solutions 51 Mercedes Way, Edgewood, NY 11714.

At the annual meeting, our management team will review our performance during the past year and discuss our plans for the future.  An opportunity will be provided for questions by the stockholders.  We will also be serving light refreshments, at which time you will have an additional opportunity to meet with management.  I hope you will be able to join us.

Sincerely,

Frank M. Semple
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MARKWEST HYDROCARBON, INC.:

As a stockholder, you are invited to our 2007 Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc., which will be held at 10:00 a.m., Mountain Daylight Time, on June 13, 2007, at our headquarters located at, 1515 Arapahoe Street, Tower 2, Suite 700, Denver, Colorado 80202-2126, for the following purposes:

1.               To elect three Class II Directors for a three-year term to expire at the 2010 Annual Meeting of Stockholders.

2.               To ratify the Audit Committee’s appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on April 13, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.  Only stockholders of record as of the close of business on such date are entitled to notice of, and to vote at, the meeting.   We anticipate mailing this proxy on or about April 30, 2007.

We encourage you to take part in the affairs of your Company either in voting in person, by telephone, by Internet or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

C. Corwin Bromley
Secretary

Denver, Colorado
April 30, 2007

STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE OR TO FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD TO VOTE USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER.

MARKWEST HYDROCARBON, INC.

1515 Arapahoe Street, Tower 2, Suite 700

Denver, CO  80202-2126

TABLE OF CONTENTS

ABOUT THE MEETING
PROPOSALS PRESENTED FOR STOCKHOLDER VOTE
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION, DISCUSSION AND ANALYSIS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS FOR THE NEXT ANNUAL MEETING

i

In this report, unless the context requires otherwise, references to “we,” “us,” “our,” “MarkWest Hydrocarbon” or “the Company” are intended to mean MarkWest Hydrocarbon, Inc. and its consolidated subsidiaries; references to “the Partnership” or “MarkWest Energy” mean MarkWest Energy Partners, L.P. and references to the “General Partner” mean MarkWest Energy GP, L.L.C., the general partner of the Partnership.

This proxy statement contains information related to the 2007 Annual Meeting of our Stockholders, to be held on June 13, 2007, beginning at 10:00 a.m., Mountain Daylight Time, at our headquarters, 1515 Arapahoe Street, Tower 2, Suite 700, Denver, Colorado 80202-2126, and at any postponements or adjournments thereof.

ABOUT THE MEETING

Who sent me this proxy statement?

Our Board of Directors sent you this proxy statement and proxy card.  We will pay for the solicitation of your proxy.  In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, facsimile, in person or otherwise.  These people will not receive any additional compensation for assisting in the solicitation.  We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares.  We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material.  We expect to pay approximately $1,500 to third parties for these services. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders.

Why did I receive this proxy statement and proxy card?

You received this proxy statement and proxy card from us because you owned our common stock as of April 13, 2007.  We refer to this date as the record date.  This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors and ratification of the selection of our independent registered public accountants.  Please read this proxy statement carefully.

What is a proxy?

A proxy is your legal designation of another person to vote the shares that you own.  That other person is called a proxy.  If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.  Andrew L. Schroeder and Nancy K. Buese, or either of them, each with power of substitution, have been appointed as proxies for our 2007 Annual Meeting of Stockholders.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers.  If voting by mail, please sign and return all proxy cards to ensure that all of your shares are voted.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and the ratification of the selection of our independent registered public accountants.  In addition, our management will report on our performance during fiscal 2006 and respond to questions from stockholders.

What is the difference between a stockholder of record and a stockholder who holds stock in “street name”?

Most of our stockholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

If your shares are registered in your name with our transfer agent, Computershare Trust Company, you are a stockholder of record, and you are receiving these proxy materials directly from us.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the stockholder of record.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and you are also invited to attend our annual meeting.  However, your broker does have the right to vote your shares of common stock on the matters to be acted upon at this meeting if you do not provide instructions on how to vote.  You may instruct your broker how to vote your shares, following the directions your broker provides.

Who is entitled to vote at the annual meeting and can I vote in person?

All stockholders who owned our common stock at the close of business on the record date of April 13, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

Each outstanding share of our common stock will be entitled to one vote on all matters to be considered at the annual meeting.

Who can attend the annual meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Shares held directly in your name as the stockholder of record can be voted in person at the annual meeting.  Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.  In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum.  The presence of a quorum will permit us to conduct the proposed business at the annual meeting.  As of April 13, 2007, the record date 11,993,096 shares of our common stock were outstanding.

Your common stock will be counted as present at the meeting if you:

•                  are present at the meeting; or

•                  have properly submitted a proxy card or have given your voting instructions by telephone or electronically, as described below.

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, or properly transmit your vote by telephone or electronically as described below, your shares will be voted as you direct.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person [or vote by ballot using a form provided at the meeting].  Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.  Even if you plan to attend the annual meeting, your plans may change, thus we recommend you complete, sign and return your proxy card or vote by telephone or electronically in advance of the meeting.

You may also vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.  To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MarkWest Hydrocarbon, Inc., c/o Broadridge Financial Solutions 51 Mercedes Way, Edgewood, NY 11714.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy card or voted by telephone or electronically, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date.  You may also revoke your proxy if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our Board of Directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  Our Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement.  In summary, our Board of Directors recommends a vote:

•            FOR election of the three nominees to the Board of Directors;

•            FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly submitted proxy to “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

Other Items.  For each other item, the affirmative vote (or a “FOR” vote) of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  A properly submitted proxy to “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares present and entitled to vote at the meeting.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee is permitted to exercise voting discretion with respect to routine matters submitted for stockholder approval, which include the two matters to be acted upon at this meeting, even if you do not give your broker or nominee specific instructions.  Shares represented by such “broker non-votes” are not considered entitled to vote and therefore do not impact the outcome of any vote; however, they are counted in determining whether there is a quorum.

Who counts the votes?

Broadridge Financial Solutions will tabulate the votes, and Valerie Lewis, Legal & Finance Executive Assistant, and Sara Benefiel, Financial Reporting Manager, will act as the inspectors of election.

Where can I find results of the meeting?

The preliminary voting results will be announced at the meeting.  The final results will be published in our Quarterly Report on Form 10-Q for the period ended June 30, 2007.

Whom should I contact with questions?

If you have any questions about this proxy statement or the meeting, please contact C. Corwin Bromley, our Secretary, or Andrew L. Schroeder, our Treasurer, at (303) 925-9200.

Where may I obtain additional information about MarkWest Hydrocarbon, Inc.?

We refer you to our Annual Report on Form 10-K/A for the year ended December 31, 2006, filed with the Securities and Exchange Commission (“SEC”), for additional information on the Company.  Our Annual Report on Form 10-K/A, including our financial statements for 2006, is included with your proxy materials.  You may receive additional copies of our Annual Report on Form 10-K/A, including exhibits, at no charge through our Investor Relations website, http://www.markwesthydrocarbon.com/IRMWP/?actions=reports, or by accessing the website maintained by the SEC at http://www.sec.gov. You may also receive additional copies of our Annual Report, or request to receive any additional information, by contacting our Investor Relations Department at 1515 Arapahoe Street, Tower 2, Suite 700, Colorado 80202-2126, or by telephone at (303) 925-9200.

PROPOSALS PRESENTED FOR STOCKHOLDER VOTE

PROPOSAL 1:                                    APPROVAL OF ELECTION OF THREE CLASS II DIRECTORS WHO WILL SERVE UNTIL OUR 2010 ANNUAL MEETING

The Board recommends the approval of the re-election of the following Board members as Class II Directors to serve as members of the Board for a term of three years, until the Company’s annual meeting of the stockholders in 2010, or until their successors are duly elected and qualified.

The nominees for the Class II Directors are:

•                  Michael L. Beatty

•                  William A. Kellstrom

•                  William F. Wallace

Detailed biographies for each of these nominees and our other members of the Board of Directors follow under the heading “Board of Directors and Executive Officers.”

Your Board unanimously recommends a vote FOR each of these Directors

PROPOSAL 2:                                    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of MarkWest Hydrocarbon has appointed Deloitte & Touche LLP, as our independent registered public accounting firm to examine and report to stockholders on the consolidated financial statements of our Company and its subsidiaries for the 2007 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

The action of the Audit Committee in appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year will be ratified upon an affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions will not be treated as votes for or against this proposal.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm. Even if the selection is ratified, the Audit Committees, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Your Board unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2007.

Fees Paid to Independent Registered Public Accounting Firm

For the years ended December 31, 2006 and 2005, consolidated fees billed by our independent registered public accounting firm to the Company were as follows (in thousands):

	Year ended December 31,
	2006	2005 (4)
Audit fees	$3,135	$3,282
Audit-related fees (1)	414	125
Tax fees (2)	15	—
All other fees (3)	2	5
Total accounting fees and services	$3,566	$3,412

(1)             Audit-related fees include fees for reviews of registration statements and issuances of consents, reviews of private placement offering documents, benefit plan audits, issuance of letter to underwriters, due diligence pertaining to potential business acquisitions and a review of risk management policies and procedures.

(2)             Tax fees include fees for tax return preparation and technical tax advice.

(3)             All other fees consist of a subscription to an on-line accounting research tool.

(4)             For the year ended December 31, 2005, audit services were provided by KPMG, LLP and Deloitte & Touche, LLP as our principal accountants.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows information for the directors and executive officers of MarkWest Hydrocarbon, Inc. Executive officers are appointed and directors are elected for three-year terms.

Name	Age	Position	Director Since
John M. Fox	67	Chairman of the Board of Directors	1988
Michael L. Beatty*	59	Director	2005
Donald C. Heppermann	64	Director	2002
William A. Kellstrom*	65	Director	2000
Anne E. Mounsey	40	Director	2004
Karen L. Rogers	50	Director	2000
William F. Wallace*	67	Director	2004
Donald D. Wolf	63	Director	1999
Frank M. Semple	55	President, Chief Executive Officer and Director	2003
C. Corwin Bromley	49	Senior Vice President, General Counsel and Secretary	NA
Nancy K. Buese	37	Senior Vice President, Chief Financial Officer	NA
John C. Mollenkopf	45	Senior Vice President, Chief Operations Officer	NA
Randy S. Nickerson	45	Senior Vice President, Chief Commercial Officer	NA
Andrew L. Schroeder	48	Vice President, Finance, Treasurer and Investor Relations	NA

*Standing for re-election to the Board of Directors of MarkWest Hydrocarbon, Inc.

Nominees for the Board of Directors

Class II Directors—Current term ending at the annual meeting to be held in 2007. Management has been informed that all nominees are willing to serve as Directors if elected, but if any of them should decline or be unable to act as a Director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose.  The Board of Directors has no reason to believe that any nominee will decline or be unable to serve.

Michael L. Beatty has served as a member of the Board of Directors of MarkWest Hydrocarbon since June 2005.  Mr. Beatty is currently Chairman and CEO of the law firm of Beatty & Wozniak, P.C. located in Denver, Colorado, with a practice focused on energy and natural resources.  Mr. Beatty began his career at Vinson & Elkins and later became a professor of law at the University of Idaho before joining the legal department of Colorado Interstate Gas Company, a subsidiary of The Coastal Corporation.  Mr. Beatty thereafter served in a variety of legal positions with Coastal, ultimately becoming Executive Vice President, General Counsel and a Director of the company.  Mr. Beatty also served as Chief of Staff to Colorado Governor Roy Romer from 1993 to 1995.

William A. Kellstrom has served as a member of the Board of Directors of MarkWest Hydrocarbon since May 2000 and of the general partner of MarkWest Energy since its inception in May 2002. Mr. Kellstrom has held a variety of managerial positions in the natural gas industry since 1968. They include distribution, pipelines and marketing. He held various management and executive positions with Enron Corporation, including Executive Vice President, Pipeline Marketing and Senior Vice President, Interstate Pipelines. In 1989, he created and was President of Tenaska Marketing Ventures, a gas marketing company for the Tenaska Power Group. From 1992 until 1997 he was with NorAm Energy Corporation (since merged with Reliant Energy, Incorporated) where he was President of the Energy Marketing Company and Senior Vice President, Corporate Development. Mr. Kellstrom retired in 1997 and is periodically engaged as a consultant to energy companies.

William F. Wallace has served as a member of the Board of Directors of MarkWest Hydrocarbon since June 2004. Prior to his retirement in 2001, Mr. Wallace was Vice Chairman of the Board of Directors of Barrett Resources Corp., after being named to that position in 1995 following the merger of Barrett Resources and Plains Petroleum Co., both oil and gas exploration companies. From 1994 to 1995, Mr. Wallace was President, Chief Operating Officer and a Director of Plains Petroleum Co. Prior to joining Plains Petroleum; Mr. Wallace spent 23 years with Texaco Inc., an integrated oil and gas company, including six years as Vice President of Exploration for

Texaco USA and as Regional Vice President of Texaco’s Eastern Region. Mr. Wallace served on the Kerr-McGee Corporation board of directors from 2004 until its merger with Anadarko in 2006. Previously, he served as a director of Westport Resources Corporation from 1997 until Westport’s merger with Kerr-McGee Corporation in 2004.

Continuing Members of the Board of Directors

Class III Directors—Term ending at the annual meeting to be held in 2008.

John M. Fox has served as MarkWest Hydrocarbon’s Chairman of the Board of Directors since its inception in April 1988, and in the same capacity for the general partner of MarkWest Energy since its inception in May 2002.  Mr. Fox also served as President and Chief Executive Officer of MarkWest Hydrocarbon beginning in April of 1988 and of the general partner of MarkWest Energy beginning in May 2002 until his retirement as President of MarkWest Hydrocarbon and the General Partner on November 1, 2003 and his resignation as Chief Executive Officer of both companies effective December 31, 2003. Mr. Fox was a founder of Western Gas Resources, Inc. and was its Executive Vice President and Chief Operating Officer from 1972 to 1986.

Frank M. Semple, President, Chief Executive Officer and Director, was appointed as President of both MarkWest Hydrocarbon and the general partner of MarkWest Energy on November 1, 2003. Mr. Semple also became Chief Executive Officer of both MarkWest Hydrocarbon and the general partner of MarkWest Energy on January 1, 2004. Prior to his appointment, Mr. Semple served in various capacities, most recently as Chief Operating Officer of WilTel Communications, formerly Williams Communications Group, Inc. from 1997 to 2003. Prior to his tenure at WilTel Communications, he was the Senior Vice President/General Manager of Williams Natural Gas from 1995 to 1997, Vice President of Marketing and Vice President of Operations and Engineering for Northwest Pipeline, and Director of Product Movements and Division Manager for Williams Pipeline during his 22-year career with The Williams Companies. During his tenure at Williams Communications, he also served on the Board of Directors for PowerTel Communications and the Competitive Telecommunications Association (Comptel). On April 22, 2002, WCG and one of its subsidiaries (“Debtors”) filed a petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On September 30, 2002, the Bankruptcy Court entered an order confirming the Debtors’ plan of reorganization that became effective October 15, 2002. Mr. Semple holds a Mechanical Engineering degree from the United States Naval Academy and is a professional engineer registered in the State of Kansas.

Donald D. Wolf has served as a member of the Board of Directors of MarkWest Hydrocarbon since June 1996. In September 2004, Mr. Wolf joined Aspect Energy as President and Chief Executive Officer.  Mr. Wolf also serves as the Chief Executive Officer of Quantum Resources, a private oil and gas acquisition partnership.   Mr. Wolf served as Chairman, Chief Executive Officer and Director of Westport Resources Corporation from April 2000 until Westport’s merger with Kerr-McGee Corporation in 2004. He joined Westport Oil and Gas Company, Inc. in June 1996 as Chairman and Chief Executive Officer and has a diversified 35-year career in the oil and natural gas industry.

Class I Directors—Term ending at the annual meeting to be held in 2009.

Donald C. Heppermann served as Executive Vice President, Chief Financial Officer and Secretary of MarkWest Hydrocarbon and the general partner of MarkWest Energy since October 2003 until his retirement in March 2004. Mr. Heppermann joined MarkWest Hydrocarbon and the General Partner in November 2002 as Senior Vice President and Chief Financial Officer, and served as Senior Executive Vice President beginning in January 2003. Mr. Heppermann has served as a member of the Company’s Board of Directors since November 2002 and of the general partner of the Partnership’s board of directors since its inception in May 2002.  Prior to joining MarkWest Hydrocarbon and the general partner of MarkWest Energy, Mr. Heppermann was a private investor and a career executive in the energy industry with responsibilities in operations, finance, business development and strategic planning. From 1990 to 1997, Mr. Heppermann served as President and Chief Operating Officer for InterCoast Energy Company, an unregulated subsidiary of Mid American Energy Company. From 1987 to 1990, Mr. Heppermann was employed by Pinnacle West Capital Corporation, the holding company for Arizona Public Service Company, where he was Vice President of Finance. From 1965 to 1987, Enron Corporation and its predecessors employed Mr. Heppermann in a variety of positions, including Executive Vice President, Gas Pipeline

Group.

Anne E. Mounsey has served as a member of the Board of Directors of MarkWest Hydrocarbon since October 2004. From 1991 to 2003, Ms. Mounsey held various positions with the Company, her most recent as Manager of Marketing and Business Development. Ms. Mounsey is the daughter of John M. Fox, the Company’s Chairman of the Board of Directors.

Karen L. Rogers has served as a member of the Board of Directors of MarkWest Hydrocarbon since June 2000.  Ms. Rogers serves on the Board’s Audit Committee.  Ms. Rogers also serves as the Chief Financial Officer for Winter Ridge Energy since October 2006.  In June 2005, Ms. Rogers joined Blacksand Energy, Inc., a privately held oil and gas development and production company, as the Chief Financial Officer.  Prior to joining Blacksand Energy, Inc. Ms. Rogers was employed since 2000 as Vice President, Energy Group, for Wells Fargo Bank N.A. Prior to 1997, Ms. Rogers was Senior Vice President and Manager of NationsBank Energy Group Denver, Inc. She has more than 25 years of experience in energy finance and corporate banking.

Other Executive Officers who hold office at the discretion of the Board

C. Corwin Bromley, Senior Vice President, General Counsel and Secretary, was appointed as General Counsel of MarkWest Hydrocarbon and the general partner of MarkWest Energy in October 2004. Prior to joining MarkWest, Mr. Bromley served as Assistant General Counsel at RAG American Coal Holding, Inc. from 1999 through 2004, and as General-Managing Attorney and Sr. Environmental Attorney at Cyprus Amax Minerals Company from 1989 to 1999. Prior to that, Mr. Bromley was in private practice with the law firm Popham, Haik, Schnobrich & Kaufman from 1984 through 1989. Preceding his legal career, Mr. Bromley worked as a structural/design engineer involved in several domestic and international LNG and energy projects with the firms CBI, Inc. and Chicago Bridge and Iron Company. Mr. Bromley received his J.D. degree from the University of Denver and his bachelor’s degree in civil engineering from the University of Wyoming.

Nancy K. Buese (formerly Masten), Senior Vice President, Chief Financial Officer, was appointed Chief Financial Officer of both MarkWest Hydrocarbon and the general partner of MarkWest Energy in October 2006.  Prior to her appointment as CFO, Ms. Buese served as Chief Accounting Officer of the Company and the Partnership’s general partner since November 2005. Prior to joining MarkWest, Ms. Buese was the Chief Financial Officer for Experimental and Applied Sciences (“EAS”) in Golden, Colorado. EAS is a wholly owned subsidiary of the Ross Product Division of Abbott Laboratories. Prior to her employment at EAS, Ms. Buese was a Vice President with TransMontaigne Inc. in Denver, Colorado. Preceding this appointment, Ms. Buese was a Partner with Ernst & Young LLP, having spent time in the firm’s Denver, London, New York and Washington, D.C. offices.

John C. Mollenkopf, Senior Vice President, Chief Operations Officer, was appointed as Chief Operations Officer of both MarkWest Hydrocarbon and the general partner of MarkWest Energy in October 2006.  Prior to his appointment as COO, Mr. Mollenkopf served as Senior Vice President, Southwest Business Unit since January 2004 and as Vice President, Business Development since January 2003. Prior to these positions he served as Vice President, Michigan Business Unit, of MarkWest Energy’s general partner since its inception in May 2002 and in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Mollenkopf was General Manager of the Michigan Business Unit of MarkWest Hydrocarbon since 1997. He joined MarkWest Hydrocarbon in 1996 as Manager, New Projects. From 1983 to 1996, Mr. Mollenkopf worked for ARCO Oil and Gas Company, holding various positions in process and project engineering, as well as operations supervision.

Randy S. Nickerson, Senior Vice President, Chief Commercial Officer, was appointed as Chief Commercial Officer of both MarkWest Hydrocarbon and the general partner of MarkWest Energy in October 2006.  Prior to his appointment as CCO, Mr. Nickerson served as Senior Vice President, Corporate Development of MarkWest Hydrocarbon since October 2003, and as Executive Vice President, Corporate Development of the Partnership’s general partner since January 2003. Prior to these positions, Mr. Nickerson served as Senior Vice President of the Partnership’s general partner since its inception in May 2002 and served in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Nickerson served as MarkWest Hydrocarbon’s Vice President and the General Manager of the Appalachia Business Unit since June 1997. Mr. Nickerson joined

MarkWest Hydrocarbon in July 1995 as Manager, New Projects and served as General Manager of the Michigan Business Unit from June 1996 until June 1997. From 1990 to 1995, Mr. Nickerson was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions.

Andrew L. Schroeder, Vice President Finance, Investor Relations, Treasurer, and Assistant Secretary has served in these with MarkWest Hydrocarbon and the Partnership’s general partner since February 2003. Prior to his appointment, he was Director of Finance/Business Development at Crestone Energy Ventures from 2001 through 2002. Prior to that, Mr. Schroeder worked at Xcel Energy for two years as Director of Corporate Financial Analysis. Prior to that, he spent seven years working with various energy companies. He began his career with Touche, Ross & Co. and spent eight years in public accounting. He is a Certified Public Accountant licensed in the State of Colorado.

Board Independence

The American Stock Exchange (“AMEX” or the “Exchange”) rules, subject to certain exceptions, require that a majority of the Board of Director of a listed company be considered independent pursuant to independence standards established by the Exchange.  Independent members of the Board of Directors include Mr. Beatty, Mr. Kellstrom, Ms. Rogers, Mr. Wolf and Mr. Wallace.  We currently have a majority of independent members on our Board of Directors, and are in compliance with the AMEX independence requirements.

Audit Committee Financial Expert

Each of the individuals serving on our Audit Committee, including Mr. Kellstrom as Chairman, Mr. Beatty, Ms. Rogers, Mr. Wallace and Mr. Wolf, satisfies the standards for independence of the AMEX and the SEC as they relate to audit committee members.  Our Board of Directors has also determined that each of the members of the Audit Committee is financially literate.  In addition, our Board of Directors has determined that Mr. Kellstrom, Mr. Wolf and Ms. Rogers are financially sophisticated and each qualifies as an “audit committee financial expert” within the meaning of the rules of AMEX and the regulations of the SEC.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants on a case-by-case basis.  These services may include audit services, audit-related services, tax services and other services.  Our Chief Financial Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent registered public accountants. The presentation must be in sufficient detail to define clearly the services to be performed.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management or to an individual member of the Audit Committee.  The Audit Committee may, however, from time to time, delegate its authority to the Audit Committee Chairman, Mr. Kellstrom, who reports on the independent registered public accountant services approved by the Chairman at the next Audit Committee meeting.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our Internet website at www.markwest.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to the persons serving as our directors, officers and employees that includes the prompt disclosure to the SEC on a Current Report on Form 8-K of any waiver of the code for executive officers or directors approved by the Board of Directors. A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.markwest.com.

Meetings of the Board of Directors and Committees

During the year ended December 31, 2006, the Board of Directors met six times.  All board members attended 100% of the meetings during the period they were directors, with the exception of Mr. Beatty, Mr. Wallace,

Mr. Wolf and Ms. Mounsey, each of whom attended five of the six meetings.  The Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

Our Board of Directors has a standing Audit Committee and Compensation Committee.  We have no standing Nominating Committee, Finance Committee or committee performing a similar function. The Board of Directors believes it is more efficient and appropriate to have our independent directors, as described below, consider nominations for our Board of Directors, in lieu of a standing Nominating Committee.

Compensation Committee.  The Compensation Committee assists the Board in discharging its responsibilities relating to overall compensation matters, makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees, and administers our Stock Incentive Plan.  The current members of the Compensation Committee are Mr. Wolf (chairman), Mr. Kellstrom, and Mr. Wallace, with two previous committee members, Ms. Mounsey and Mr. Fox, concluding their service on the Committee as of October 2006.  The Compensation Committee functions pursuant to written guidelines and has been delegated the duties and responsibilities described below under “Compensation Discussion and Analysis.”  During fiscal 2006, the Compensation Committee held eight meetings and also took action by unanimous written consent.  All current Compensation Committee members during the fiscal year attended 100% of the meetings during the period they were Committee members.

Audit Committee.  The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the services provided by our independent registered public accountants, aids management in the establishment and supervision of our financial controls, pre-approves all audit and permitted non-audit services provided by our independent registered public accountants, assists in Board oversight of the integrity of the Company’s financial statements and the independent registered public accountant’s qualifications and expertise, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent registered public accountants prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet site at www.markwest.com.  All of the members of the Audit Committee are independent, as such term is defined in Section 121(A) of the American Stock Exchange Company Guide, as well as the independence requirements of Rule 10A-3 of the Exchange Act.  The current members of the Audit Committee are Mr. Kellstrom (chairman), Mr. Beatty, Ms. Rogers, Mr. Wallace and Mr. Wolf.  During fiscal 2006, the Audit Committee held eight meetings, both in person and via teleconference.  Mr. Kellstrom, Mr. Beatty and Ms. Rogers attended all of the meetings of the Audit Committee in 2006.  Mr. Wallace attended seven of the eight meetings and Mr. Wolf attended six of the eight meetings.

Directors are invited to attend our Annual Meeting of Stockholders.  Our last annual meeting was held on June 15, 2006, which two of our directors attended.

Consideration of Director Candidates

The independent directors of the Board, as independence is defined by the rules of the AMEX, consider candidates for Board membership.  The independent directors select nominees to become Directors based on an assessment of the fulfillment of necessary independence requirements for the composition of the Board; the highest ethical standards and integrity; a willingness to act on and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and individual backgrounds that provide a diverse portfolio of experience and knowledge, including related energy industry or other relevant experience, specialized training or education, commensurate with the Company’s needs.  The independent directors consider all of these qualities when selecting candidates for director.  There are no differences in the manner in which the independent directors evaluate nominees for director based on whether the nominee is recommended by a stockholder.

Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary, MarkWest Hydrocarbon Inc., 1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202-2126.  Stockholder submissions should include the name and qualifications of the candidate, and any supporting material the stockholder feels is appropriate.  In order to enable consideration of the candidate in connection with our 2008 Annual Meeting of

Stockholders, a stockholder must submit materials relating to a suggested candidate no later than December 31, 2007.  In considering any candidate proposed by a stockholder, the independent directors will reach a conclusion based on the criteria described above.  The independent directors may seek additional information regarding the candidate.  After full consideration, the stockholder proponent will be notified of the decision of the independent directors.

Communication with Non-Management Directors

Shareholders are invited to contact any or all of the Company’s outside directors by mailing a letter to one or all of them in care of the Company’s headquarters.  Any such correspondence received will be delivered unopened to the relevant party or parties.

Finally, management welcomes, at any time, comments, questions or suggestions from any stockholder.  The Company remains dedicated to ensuring complete, accurate and prompt disclosure of all material information about the Company and its business and to continuing to serve the best interest of its stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

MarkWest Hydrocarbon has developed a total compensation philosophy and structure which is designed to be both market responsive and performance based.  All our employees, including the executives are employed by MarkWest Hydrocarbon, and are compensated by MarkWest Hydrocarbon.  However, the executive officers are also executive officers for the General Partner and perform management services for the Partnership.  The Partnership and its general partner, have no direct officers or employees, but instead have entered into a Services Agreement with us to provide the day to day operational, management, accounting, personnel and related administrative services to the Partnership.  Under the Services Agreement, the General Partner reimburses us for an allocated portion of our employees’ and executives’ base and incentive compensation.  Further, due to the relatively greater amount of cash flow and income generated by the Partnership, the Partnership funds a proportional share of the short-term cash incentive pool available for our employees, including the executive officers.   Accordingly, the General Partner’s Compensation Committees and Boards of Directors have a significant interest in and participate with us, in the determination of the compensation of our executive officers and employees. The compensation of named executive officers presented in this Compensation Discussion and Analysis and the accompanying tables, reflect the total combined compensation for the named executive officers’ services to both the Partnership and MarkWest Hydrocarbon.

Compensation Committee

Committee Members and Independence

The Compensation Committee consists of three members of the Board of Directors, Donald D. Wolf (Chairman), William F. Wallace, and William A. Kellstrom.  The Compensation Committee is charged with overseeing the compensation of the Company’s directors and executives, and with administering the Company’s incentive-compensation plans, including its equity-based plan, the MarkWest Hydrocarbon, Inc. 2006 Stock Incentive Plan.  Each member of the Compensation Committee qualifies as an independent director under the requirements of the Securities and Exchange Commission, and the American Stock Exchange.

Role of Committee

The Compensation Committee discharges the Board’s responsibilities relating to general compensation policies and practices and to compensation of our directors and executives.  The Compensation Committee also administers our incentive-compensation plans and equity-based plans.  In discharging its responsibilities, the Compensation Committee establishes principles and procedures in order to ensure to the Board and the unitholders that the compensation practices of the Company are appropriately designed and implemented to attract, retain and reward high quality directors and executives, and are in accordance with all applicable legal and regulatory requirements.  In this context, the Compensation Committee’s authority, duties and responsibilities are:

•                    To annually review the Company’s philosophy regarding executive compensation.

•                    To periodically review market and industry data to assess the Company’s competitive position, and to retain any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation.

•                    To establish and approve the Company goals and objectives, and associated measurement metrics relevant to compensation of the Company’s executive officers.

•                    To establish and approve incentive levels and targets relevant to compensation of the executive officers.

•                    To annually review and make recommendations to the Board to approve, for all principal executives and officers, the base and incentive compensation, taking into consideration the judgment and recommendation of the Chief Executive Officer for the compensation of the principal executives and officers.

•                    To separately review, determine and approve the Chief Executive Officer’s applicable compensation levels based on the Committee’s evaluation of the Chief Executive Officer’s performance in light of the Company’s and the individual goals and objectives.

•                    To periodically review and make recommendations to the Board with respect to the compensation of directors, including board and committee retainers, meeting fees, equity-based compensation, and such other forms of compensation as the Compensation Committee may consider appropriate.

•                    To administer and annually review the Company’s incentive compensation plans and equity-based plans.

•                    To review and make recommendations to the Board regarding any executive employment agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, and any perquisites, special or supplemental benefits.

•                    To review and discuss with management, the Compensation Disclosure and Analysis (CD&A), and determine the Committee’s recommendation for the CD&A’s inclusion in the Company’s annual report filed on Form 10-K with the SEC.

Committee Meetings

Our Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee held eight meetings during fiscal 2006, and the chairman of the General Partner’s Compensation Committee also attended four meetings of the MarkWest Hydrocarbon Compensation Committee.

Our Compensation Committee receives and reviews materials prepared by management, consultants, or committee members, in advance of each meeting.  Depending on the agenda for the particular meeting, these materials may include:

•                    Minutes and materials from the previous meeting(s);

•                    Reports on year-to-date Company and Partnership financial performance versus budget;

•                    Reports on progress and levels of performance of individual and Company/Partnership performance objectives;

•                    Reports on the Company’s financial and stock performance versus a peer group of companies;

•                    Reports from the Committee’s compensation consultant regarding market and industry data relevant to executive officer compensation;

•                    Reports and executive compensation summary worksheets, which sets forth for each executive officer: current total compensation and incentive compensation target percentages, current equity ownership holdings and general partner ownership interest, and current and projected value of each and all such compensation elements, including distributions and dividends there from, over a five year period.

Compensation Philosophy

General Philosophy

The primary objectives of our compensation program are to attract, retain and challenge high quality executives through a total compensation plan that is both market competitive and performance-based.  We strive to accomplish these objectives by compensating all employees, including our Named Executive Officers (the “NEOs”); with total compensation packages consisting of a combination of competitive base salary and incentive compensation.  We believe that compensation should be designed to reward executives for achievement of the Company’s financial plans and strategic objectives, and to provide opportunities for increased compensation based on extraordinary performance by our employees, including our NEOs.

Pay for Performance

At the core of our compensation philosophy is our strong belief that pay should also be directly linked to performance.  We believe in a pay for performance culture that places a significant portion of executive officer total compensation as contingent upon, or variable with, individual performance, Company performance and achievement of strategic goals including increasing shareholder value.

The performance based compensation for our executives is in the form of (i) annual cash incentives to promote achievement of, and accountability for, shorter term performance plans and strategic goals, and (ii) equity grants, designed to align the long-term interests of our executive officers with those of our shareholders, by creating a strong and direct link between executive compensation and shareholder return over a multiple year performance cycle.  Long term incentive equity awards are granted in restricted stock issued under the MarkWest Hydrocarbon 2006 Stock Incentive Plan and phantom units issued under the Partnership’s Long-Term Incentive Plan. These shares/units vest one-third annually over a three-year period.  In addition to the performance based equity grants, the NEOs and other key members of management have had the opportunity to purchase from the Company membership interests in the Partnership’s general partner. This opportunity for General Partner ownership was provided in order to incent and retain key employees and align their interests with our long term strategic goals. The purchase arrangements are referred to as the Participation Plan and are discussed in further detail below.

Base Compensation to Reflect Position and Responsibility and Competitiveness within Industry

A key component of an executive’s total compensation, base salaries are designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, sustained individual performance and future potential.  The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized energy companies and/or partnerships, both regionally and nationally, in order to attract and retain talented leaders.

Overall Philosophy

Our compensation philosophy is based on the premise of attracting and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance.  Following this philosophy, in determining NEO compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align NEO interests with those of our stockholders, individual contributions, teamwork and performance, each NEO’s total compensation package, and internal pay equity.

Compensation Setting Process

Management’s Role in the Compensation Setting Process.

Management plays a significant role in the compensation-setting process.  The most significant aspects of Management’s role are:

•                    Assisting in establishing business performance goals and objectives;

•                    Evaluating employee and company performance;

•                    CEO recommending compensation levels and awards for executive officers;

•                    Implementing the Board approved compensation plans; and

•                    Assistance in preparing agenda and materials for the Committee meetings.

The Chief Executive Officer and the General Counsel and Secretary generally attend the Committee meetings.  However, the Committee also regularly meets in executive session.  The Chief Executive Officer makes recommendations with respect to financial and corporate goals and objectives, and makes non CEO executive compensation recommendations to the Compensation Committee based on company performance, individual performance and the peer group compensation market analysis. The Compensation Committee considers and deliberates on this information and in turn makes recommendations to the Board of Directors, for the Board’s determination and approval of the NEO’s and other members of senior management’s compensation, including base compensation, short-term cash incentives and long-term equity incentives.  The Chief Executive Officer’s performance and compensation is reviewed, evaluated and established separately by the Compensation Committee and ratified and approved by the Board of Directors.

Committee Consultants - Benchmarking

To evaluate all areas of executive compensation, the Compensation Committee seeks the additional input of outside compensation consultants and available comparative information.  In 2006, our Compensation Committee engaged Towers Perrin as a compensation consultant, primarily to provide and analyze peer group data to assist our Compensation Committee in assessing executive compensation levels, for total compensation as well as the individual base and incentive components.  The peer group data assembled by Towers Perrin included data from sixteen midstream pipeline/energy companies, replicating our industry competitors and giving a large sample size, but which included companies of varying revenue and market-cap sizes, with varying market maturity from start-up to very mature companies.  We selected these companies because they are essentially the same set of companies against which we also compare our overall performance as a performance objective. These peer group companies include: ONEOK Partners, Hiland Partners, DCP Midstream, Regency Energy, Sunoco Logistics, Williams Partners, Magellan Midstream, Atlas Pipeline, TEPPCO Partners, TransMontaigne Partners, Crosstex Energy, Martin Midstream, Buckeye Partners, Holly Energy, Valero, L.P., and Eagle Rock.  To normalize the data for comparison, Towers Perrin size adjusted the data using regression analysis to a revenue scope of $1 billion.  While the Towers Perrin data was provided to the Compensation Committee to demonstrate the market levels within our industry, the consultant did not provide recommendations in terms of pay package for the NEOs.  Towers-Perrin did not make recommendations regarding any element of the NEO compensation package.

We also take into account broader based survey data for executive compensation among public companies in the energy industry, both regionally and nationally, such as the “ECI Liquid Pipeline Roundtable 2006 Compensation Survey,” conducted by Effective Compensation, Incorporated, and the Altman Weil, Inc. “Compensation Benchmarking Survey for 2006,” as we believe that this information provides us with a statistically significant sample that supplements the Towers Perrin peer group data.

Setting Total Compensation Levels and Targets

To ensure our total compensation is competitive and provides appropriate rewards to attract and retain talented leaders, as discussed above, we rely on analyses of peer companies performed by our independent compensation consultants and on other industry and occupation specific survey data available to us.  Our general benchmark is to establish both base salary and total compensation for the executive officers at the 50th percentile of the peer group data, recognizing that a significant portion of executive officer total compensation should be contingent upon, or variable with, achievement of individual and Company performance objectives and strategic goals, as well as being variable with stockholder value.  Further, while the objective for base salary is at the 50th percentile of the peer group data, Executives’ base salaries are designed to reward core competencies and contributions to the Company, and may be increased above this general benchmark based on (i) the individual’s increased contribution over the preceding year; (ii) the individual’s increased responsibilities over the preceding year; and (iii) any increase in median competitive pay levels.

Setting Performance Objectives

The Company’s annual and five year business plans and strategic objectives are presented by management at the Company’s January board meeting.  The board engages in an active discussion concerning the financial targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  After making changes it deems appropriate, the Board adopts the Company’s annual business plan.  In establishing the compensation plan, our Compensation Committee then utilizes the primary financial objectives from the adopted business plan, operating cash flow, as the primary targets for determining the executive officers’ short-term cash incentives and long term equity incentive compensation.  The Committee also establishes additional non-financial performance goals and objectives, the achievement of which is required for funding of a significant portion (25%) of the executive officers’ incentive compensation.   In 2006, these non financial performance goals and objectives included achieving accurate financial reporting and timely SEC filings; demonstrating full compliance and superior performance in the

Partnership’s environmental, health and safety practices; performing appropriate SOX/404 remediation activities and achieving successful testing of and compliance with SOX requirements; and general and administrative expense management.

Annual Evaluation

The Chief Executive Officer recommends the actual incentive award amounts for all other NEOs based on actual company performance relative to the targets as well as on individual performance, and recommends the NEOs’ base salaries levels for the coming year.  The Compensation Committee considers these recommendations at the end of each fiscal year in determining its recommendations to the Board of Directors for the final short-term cash incentive and long-term equity award amounts for each NEO and for the NEO’s base salary levels. The actual incentive amounts awarded to each NEO are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.  The incentive awards for the Chief Executive Officer are separately evaluated and determined by the Compensation Committee using similar metrics, and ratified and approved by the Board of Directors.

Other Compensation

Additional equity-based awards may be also granted to NEOs, as well as other employees, upon commencement of employment, for promotions or special performance recognition, or for retention purposes, based on the recommendation of the Chief Executive Officer.  In determining whether to recommend additional grants to an NEO, the Chief Executive Officer typically considers the individual’s performance and any planned change in functional responsibility.

Coordination with MarkWest Energy GP, L.L.C. and MarkWest Energy Partners, L.P.

As noted above, our executive officers are also executive officers for the General Partner and these executive officers and our employees perform management, accounting, personnel and related administrative services for the Partnership pursuant to a Services Agreement between us and the General Partner.  Under the Services Agreement, the General Partner reimburses us for an allocated portion of our employees’ and executives’ base and incentive compensation.  Further, due to the relatively greater amount of cash flow and income generated by the Partnership, the Partnership funds a proportional share of the short-term cash incentive pool available for our employees, including the executive officers.  Accordingly, the General Partner’s Compensation Committee participates with us in the determination of the employees’ and executives’ base and incentive compensation and the General Partner and Partnership participates in an allocated portion of the funding of short term incentive cash compensation payments, as well as the long term equity incentive awards provided to our executives and key management employees.

Elements of Executive Compensation

Total Compensation

Total compensation for our NEOs consists of four elements: (i) base salary; (ii) an annual short-term incentive cash award based on achieving specific performance targets as measured by cash flow and other objectives; (iii) an annual long-term equity incentive award, which is also performance based and paid out over a future period in the form of restricted stock of the Company and phantom units of the Partnership; and finally (iv) the fair value of each NEO’s investment in the General Partner under the Participation Plan (discussed below).  Base salaries are the value upon which both the short-term and long term incentive compensation percentage targets are measured against.  See table under section entitled Allocation Among Elements, below.  For evaluation and comparison of overall compensation of the executives, and to assist it in making its compensation decisions, the Compensation Committee reviews an executive compensation summary worksheet, which sets forth for each NEO: current compensation and compensation target percentages, current equity ownership holdings and GP interest, and current and projected value of each and all such compensation elements, including distributions and dividends therefrom, over a five year period.

Base Salaries.

Base salaries are designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, and to reward sustained individual performance and future potential.  The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized energy companies and/or partnerships, both regionally and nationally, in order to attract and retain talented leaders.

Incentive Compensation

Incentive compensation is intended to align compensation with business objectives and performance and enable the company to attract, retain and reward high quality executive officers whose contributions are critical to short and long-term success of the Company.  The NEOs incentive awards are based upon four key performance metrics: 1) the Company’s operating cash flow; 2) the Partnership’s distributable cash flow; 3) achievement of agreed-upon strategic and corporate performance goals; and 4) each executive’s departmental and individual goals and performance.  The actual incentive amounts awarded to each NEO are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Short-Term Cash Incentive Plan Compensation

Short-term incentive awards are paid out in annual cash awards.  The short-term cash incentive award targets for the NEOs are established at the beginning of the year as a percentage of their base salary, and the actual awards are determined at the following year’s January Board of Directors meetings based on actual company performance relative to established goals and objectives, as well as on evaluation of the NEO’s relevant departmental and individual performance during the past year.  The short-term cash incentive pool is funded only if a minimum of 75% of the respective cash flow targets of the Partnership and of MarkWest Hydrocarbon is met.  Once the threshold is met, then the size of the fund available for all cash incentive awards increases in relation to the extent to which financial targets and non financial objectives are achieved and exceeded, in a linear fashion from threshold through to full stretch, which is capped at 125% of the respective cash flow targets.  Short-term cash incentive awards for the NEOs in 2006 were targeted at 40%-50% of base salary for achievement of base-plan performance goals and at up to an additional 40%-50% of base salary for achievement of stretch performance.

Long-Term Equity Incentive Program

In addition to the base salary and short-term cash incentive payments, our NEOs and other members of senior management are awarded long-term equity compensation based upon meeting or exceeding financial and operational targets that are established by the Board of Directors at the outset of the year.  Long term incentive equity awards are granted in phantom units issued under the Partnership’s Long-Term Incentive Plan, and in restricted stock issued under the MarkWest Hydrocarbon 2006 Stock Incentive Plan. Allocation of value of long-term equity awards between Partnership phantom units and MarkWest Hydrocarbon shares of restricted stock is based upon time devoted by the individual NEO to the respective entities’ business and affairs.  Both the phantom units of Partnership and the restricted shares of MarkWest Hydrocarbon vest in equal installments over a three-year period.  Recipients are eligible to collect stock dividends and/or common unit distribution payments on these awards during the vesting period. The awards are intended to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the shares or units.  Recipients do not pay any consideration for the shares or units they receive.  Long-term equity incentive award targets for the NEOs in 2006 were targeted at a value of at 40-75% of base salary for achievement of the base-plan goals, and the opportunity for stretch long-term equity incentive awards are left to the discretion of the Compensation Committee and the Board.

Participation Plan

To enable executives to develop and maintain a significant long-term ownership position and alignment with our long term strategic goals, each of the NEOs have been permitted to purchase from the Company membership interests in the Partnership’s general partner (“GP interest”), which purchase arrangements are in general referred to as the Participation Plan.  The purchase and sale price of a GP Interest is based upon a formula which is derived from the then current market value of the Partnership’s common units, and the then quarterly distributions previously paid by the Partnership.   The GP Interests were purchased by each NEO at different times and in different percentage levels.   The fair value of each NEO’s GP Interest investment under the Participation Plan is included in the Summary Compensation Table under the column “Other Compensation.”    Our Board of Directors have determined at this time to cease any further sales of GP Interests.

Due to the differences in each of the NEOs individual level of membership GP interests and the nature and value of such GP Interest as opposed to the incentive grants of phantom units, an NEOs individual GP Interest level is taken into account in setting an executive’s long-term equity incentive target percentages; i.e. generally the higher the individual general partner membership interest, the lower the long-term equity incentive target percentage.

Allocation among Compensation Elements

Under our 2006 compensation structure, the mix and allocation of base salary, short-term incentive, and long-term incentive for our NEOs is shown in the following table.  Base salary is the value upon which the incentive award amounts are based.  The long-term equity award target percentages of base salary levels for performance achievement of base-plan objectives are generally higher than the target percentage levels for short-term cash incentive awards, but as noted above, the long-term equity incentive target percentage levels are differentiated amongst the NEOs to take into account the individual NEO’s GP Interest values in an effort to partially ameliorate internal inequities for the GP interest values.  Opportunities for stretch awards for short-term cash incentive awards for the NEOs are generally targeted up to double of the base-plan target percentages (e.g. an additional incremental target percentage of 40% to 50% of base salary), while the opportunity for stretch awards for long-term equity awards are left to the discretion of the compensation committee and the Board.

	Base Salary	Short-Term Incentive Target	Equity Target
Chief Executive Officer	Value	Value X 50%	Value X TBD%
Chief Financial Officer	Value	Value X 40%	Value X 70%
Chief Financial Officer (retired)	Value	Value X 40%	Value X 40%
Chief Commercial Officer	Value	Value X 40%	Value X 40%
Chief Operations Officer	Value	Value X 40%	Value X 40%
General Counsel	Value	Value X 40%	Value X 75%

Compensation Decisions for 2006

Short-Term Cash Incentive Awards

Short-term cash incentive awards for the NEOs for 2006 were targeted at 40% -50% of base salary for achievement of base-plan performance goals and at up to an additional 40% - 50% of base salary for achievement of stretch performance.  In 2006, we exceeded all of our base-plan goals and achieved stretch performance levels in financial and operational targets.  The Compensation Committees and the Boards of Directors of the General Partner and of MarkWest Hydrocarbon approved the NEOs short-term cash incentive awards for 2006 at 40% of base salary.  For achieving stretch performance in 2006, incremental stretch short term cash incentive awards for the NEOs were granted in the range of approximately 30% to 45% of base salary.  The Compensation Committees separately derived the CEO’s base, short-term, and long-term incentive.  The CEO’s short-term cash incentive award for 2006, including the incremental stretch component, was granted at 91% of base salary.

Long-Term Equity Incentive Awards

The Compensation Committee set the 2006 long-term incentive award targets for NEOs having a value of at 40-75% of base salary for achievement of the base-plan goals, and the opportunity for stretch long-term equity incentive awards are left to the discretion of the Compensation Committee and the Board. For 2006, we exceeded all of our base-plan goals and achieved stretch performance levels in financial and operational targets.  The Compensation Committees and the Boards of Directors of MarkWest Hydrocarbon and the General Partner

approved the NEOs long-term equity incentive awards in the range from 40% to 75% of base salary.  For achieving stretch performance in 2006, incremental stretch long-term equity incentive awards were granted in the range of approximately 10% to 20% of their base salary.  The Compensation Committees separately derived the CEO’s long-term incentive, and these are granted at the Board’s discretion.  The CEO’s long-term incentive award for 2006, including the incremental stretch component, was granted at 100% of base salary.

Other Compensation Components

Severance Plan

Directors, executive officers and certain designated key employees are covered under the MarkWest Hydrocarbon, Inc.1997 Severance Plan.  The 1997 Severance Plan provides for payment of benefits in the event that (i) the covered person terminates his or her employment for “good reason” (as defined), (ii) the covered person’s employment is terminated “without cause” (as defined), (iii) the covered person’s employment is terminated by reason of death or disability or (iv) the covered person voluntarily resigns. In the case of (i), (ii) and (iii) above, the covered person shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the covered person’s status at the time of the termination. In the case of (iv) above, the covered person shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee’s annual compensation during the year immediately preceding the termination.   The eligibility for qualifying for these benefits is subject to the covered person entering into acceptable non-compete and release agreements with the Company.

A few of our named executive officers are already party to a Non-Competition, Non-Solicitation and Confidentiality Agreement. As a result of signing the Non-Competition, Non-Solicitation and Confidentiality Agreement, they are eligible to receive severance payments under the above described MarkWest Hydrocarbon 1997 Severance Plan.

Employment Agreements

Except for the Chief Executive Officer, none of the NEOs have an employment agreement.

CEO Employment Agreement

Mr. Semple entered into an executive employment agreement with MarkWest Hydrocarbon on November 1, 2003, pursuant to which Mr. Semple serves as MarkWest Hydrocarbon’s President and Chief Executive Officer and pursuant to which the Board of Directors of MarkWest Hydrocarbon appointed Mr. Semple to serve as the President and Chief Executive Officer of our General Partner.

Under the employment agreement, Mr. Semple receives an annual base salary and is entitled to receive benefits for which employees and/or executive officers are generally eligible. In addition, Mr. Semple was awarded phantom units in the General Partner under the General Partner’s long-term incentive plan and stock options under the MarkWest Hydrocarbon incentive stock plan. Mr. Semple also agreed to purchase from MarkWest Hydrocarbon an interest in each of the general partner and the Partnership, subject to certain repurchase rights by MarkWest Hydrocarbon following the termination of his employment.

Under his employment agreement, in the event Mr. Semple’s employment is terminated without cause, or if he resigns for good reason, he is entitled to severance payments equal to his base salary for a period of thirty-six months. In addition, Mr. Semple is entitled to COBRA benefits for a period of twenty-four months. In the event Mr. Semple voluntarily resigns, he is entitled to receive severance payments equal to his base salary and COBRA benefits for a period of six months. In the event Mr. Semple is terminated for cause, he shall not be entitled to receive any severance or COBRA benefits.

Indemnification Agreements

In January 2007, the Partnership, our General Partner and MarkWest Hydrocarbon entered into Indemnification Agreements with certain directors and officers (“Indemnitees”).  By the terms of the Indemnification Agreements, the companies shall indemnify Indemnitees to the fullest extent permitted by law against all expenses and liabilities (as defined in the Indemnification Agreement) if Indemnitees were or are, or are threatened to be made a party to, any threatened, pending or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other and whether brought by or in the right of the companies or otherwise, by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitees are or were a director, officer, employee, agent or fiduciary of the companies, or any subsidiary of the companies, or are or were serving at the request of the companies as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Indemnitees while serving in such capacity.

Retirement Plans

MarkWest Hydrocarbon maintains a 401(k) plan under which the Company matches employee contributions up to the first 6% of an employee’s annual base salary which is allocated between the Company and the Partnership.  We do not provide any supplemental retirement benefits to our senior executives.

Change in Control Agreements

Our executives are not awarded any type of protection upon a change in control other than what is offered by the 1997 Severance Plan, Mr. Semple’s employment agreement and the vesting of phantom units upon a change in control.

Perquisites

MarkWest does not provide for any perquisites or any other benefits for its senior executives that are not generally available to all employees.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensations for the executive officers.  We have not adopted a policy; however, we do review compensation levels to ensure that appropriate equity exists.

Tax Deductibility of Compensation

We generally will seek to maximize the deductibility for tax purposes all elements of compensation.  Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives.  The limit, however, does not apply to “qualified performance-based compensation.”  We review compensation plans in light of applicable tax provisions and may revise plans to maximize deductibility.  However, we may approve compensation that does not qualify for deductibility when we deem it in the best interests of MarkWest.

Option Grants

Although we have granted stock options in the past, we ceased granting stock options after 2004 as incentive awards as a result of accounting, tracking and expensing issues associated with stock options under Statement of Financial Accounting Standards No. 123R.  All stock options which were granted in the past were granted at an option price at least equal to the fair market value of our common stock on the date of grant.  To further reduce ongoing accounting, tracking and expensing burdens, we vested the remaining 14,950 unvested options in December 2006, which affected a total of eight individuals, including two NEOs and three current directors.  As a result of this action described above, these options, with varying remaining vesting schedules, have become immediately exercisable.

Although permitted under the Partnership’s Long Term Incentive Plan, no options have been granted by the Partnership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K (as amended on Form 10-K/A)  for the year ended December 31, 2006.

Submitted by:	Donald D. Wolf
William F. Wallace
William A. Kellstrom
Members of the Compensation Committee

AUDIT COMMITTEE REPORT

This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2006.  The Board of Directors has adopted a Charter of the Audit Committee, a copy of which is available on the Company’s website at www.markwest.com. The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we have specifically incorporated it by reference into such filing.

The current Audit Committee is comprised of William A. Kellstrom (chairman), Michael L. Beatty, Karen L. Rogers, William F. Wallace and Donald D. Wolf.  The role of the Audit Committee is to oversee MarkWest Hydrocarbon’s financial reporting process on behalf of the Board of Directors.  Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls.  The independent registered public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States.  The Audit Committee’s responsibility is to monitor and oversee these processes.  In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2006, with management and the independent registered public accountants.

Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.  The independent registered public accountants have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, our independent registered public accountants have provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the accountants their independence from MarkWest Hydrocarbon.  The Audit Committee has also considered whether the independent accountant’s provision of non-audit services is compatible with maintaining the independent registered public accountants’ independence and determined that it is.

Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K (as amended on Form 10-K/A) for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Mr. William A. Kellstrom, Chairman

Mr. Michael L. Beatty

Ms. Karen L. Rogers

Mr. William F. Wallace

Mr. Donald D. Wolf

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership in such securities. SEC regulations also require directors, executive officers and greater than 10% stockholders to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, we believe our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements during the year ended December 31, 2006, except as noted:

•                  Mr. Heppermann, a Director of the Company, filed one late report, which covered one transaction resulting in an increase of 6,654 shares.

•                  Mr. Ivey, who retired as Chief Financial Officer of the Company on October 1, 2006, filed one late report, which covered one transaction resulting in a decrease of 2,547 shares.

•                  Ms. Marle, a Vice President of the Company, filed one late report, which covered one transaction resulting in a decrease of 3,904 shares.

•                  Mr. Young, a former Senior Vice President of the Company, filed one late report, which covered one transaction resulting in a decrease of 156 shares.

We are not aware of any other failure to file a Section 16(a) form with the SEC, or any transaction that was required to be reported, but that was not reported on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship of Directors with MarkWest Hydrocarbon

Donald D. Wolf, a member of the Board of Directors, was the Chairman and Chief Executive Officer of Westport Resources Corporation, and William F. Wallace, also a member of the Board of Directors, was a director of Westport Resources Corporation until Westport’s merger with Kerr McKee Corporation in 2004.  Mr. Wallace also served as a director of the Kerr McKee Corporation, until 2006.  Westport Resources Corporation was a party to certain 1997 contracts with subsidiaries of MarkWest Hydrocarbon for transportation, treating and processing services in Western Michigan.  No services were performed in the last year pursuant to these contracts.  The terms of these contracts were negotiated prior to Mr. Wolf’s 1999 election and Mr. Wallace’s 2004 election to the Board of Directors.

Related Transactions

The Audit Committee of the Board of Directors reviews related party transactions on an as needed basis and at a minimum, on an annual basis.

In September 2006 the Company entered into a Consulting Services Agreement and Separation Agreement with James G. Ivey, our former Chief Financial Officer.  Pursuant to the Consulting Services Agreement, Mr. Ivey provided consulting services to the Company from October 2 through October 31, 2006, and received compensation in the amount of $19,850.  Pursuant to the Separation Agreement, the Company agreed to pay Mr. Ivey his base salary for a period of eighteen months, through March 2008, or approximately $0.3 million.  Also pursuant to the Separation Agreement, Mr. Ivey executed a release and waiver of claims against the Company and provided non-compete and non-solicitation covenants for the eighteen-month period of separation payments referenced above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers - Summary Compensation Table

The following table sets forth the cash and non cash compensation earned for the year ended December 31, 2006 by each person who served as the Chief Executive Officer, Chief Financial Officer during 2006 and the three other highest paid officers (the “Named Executive Officers”).

These salaries and bonuses also include payment for service as officers/directors of the General Partner.

							Change in
							Pension Value
							and Non-
							qualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compensation
		Salary	Bonus	Awards	Awards	Compensation	Earnings	($) (3) (4) (5)	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	($)	($)	(6) (7) (8) (9) (10)	($)
Frank M. Semple
President and Chief Executive Officer	2006	351,800	—	255,219	20,536	319,141	—	6,792,797	7,739,493

James G. Ivey
Chief Financial Officer (Retired)	2006	166,351	—	82,780	(34,874)	60,363	—	1,093,380	1,368,000

Nancy K. Buese
Senior Vice President, Chief Financial Officer	2006	226,800	—	352,072	—	190,000	—	1,057,258	1,826,130

Randy S. Nickerson
Senior Vice President, Chief Commercial Officer	2006	211,800	—	114,772	—	162,933	—	4,957,476	5,446,981

John C. Mollenkopf
Senior Vice President, Chief Operations Officer	2006	201,800	—	101,444	—	155,240	—	4,891,528	5,350,012

C. Corwin Bromley
Senior Vice President, General Counsel	2006	217,000	—	376,684	7,425	167,000	—	767,546	1,535,655

(1)             See footnote 2 to the consolidated financial statements filed on Form 10-K/A for the year ended December 31, 2006 for a description of our SFAS 123R valuation assumptions.

(2)             A credit to compensation expense was recognized for Mr. Ivey’s forfeiture of 6,050 stock options at his retirement, which was effective October 1, 2006.  In accordance with SFAS 123R the compensation cost recognized in prior periods was reversed for only the unvested portion of the award.

(3)             As of December 31, 2006 the fair value of each executive’s investment in the Participation Plan was as follows: Mr. Semple $5,302,255; Ms. Buese $385,098; Mr. Nickerson $4,297,984; Mr. Mollenkopf $4,297,984 and Mr. Bromley $192,549, respectively.  Mr. Ivey realized $981,776 upon his retirement, which was effective October 1, 2006.

(4)             For the year ended December 31, 2006 the amount of MWP dividends received was as follows: Mr. Semple $10,626.

(5)             For the year ended December 31, 2006 our matching contribution to the named executive’s 401(k) plan was as follows: Mr. Semple $12,103; Mr. Ivey $10,951; Ms. Buese $13,200; Mr. Nickerson $13,000; Mr. Mollenkopf $12,412 and Mr. Bromley $13,194.

(6)             Post termination payments as of December 31, 2006 under the 1997 Severance Plan would be as follows: Mr. Semple $1,055,400; Ms. Buese $170,100; Mr. Nickerson $317,700; Mr. Mollenkopf $302,700 and Mr. Bromley $162,750.

(7)             Change in control payments under the MarkWest Energy Partners Long-Term Incentive Plan as of December 31, 2006 would be as follows:  Mr. Semple $224,165; Ms. Buese $469,028; Mr. Nickerson $176,385; Mr. Mollenkopf $125,802 and Mr. Bromley $387,188.  These dollar amounts are the fair value of unvested restricted (phantom) units as of December 31, 2006 and are also reported in the Outstanding Equity Awards at Year End Table.

(8)             Compensation received (net of capital calls) during the year ended December 31, 2006 under the Participation Plan was as follows: Mr. Semple $188,248; Mr. Ivey $23,911; Ms. Buese $16,341; Mr. Nickerson $150,599 and Mr. Mollenkopf $150,599.

(9)             Compensation received pursuant to a Consulting Services Agreement for the year ended December 31, 2006 was as follows: Mr. Ivey $19,850.

(10)       Compensation received pursuant to a Separation Agreement for the year ended December 31, 2006 was as follows: Mr. Ivey $55,449.

Grant of Plan-Based Awards Table

The following table sets forth the stock awards granted for the year ended December 31, 2006 and estimated future payments under our non-equity incentive compensation plan for the Named Executive Officers.  Previously awarded Partnership units have been adjusted to reflect the February 2007 two-for-one unit split (See Note 2 to the consolidated financial statements filed on Form 10-K/A for the year ended December 31, 2006).

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards
Name and Principal Position	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#) (2) (3)		(#)	($/Sh)
Frank M. Semple President and Chief Executive Officer			87,950	175,900	NA	NA	NA	NA	—	—	—	—

	1/31/06	1/26/06	—	—	—	—	—	—	3,337	MWP	—	—
	1/31/06	1/25/06	—	—	—	—	—	—	3,088	MWE	—	—

James G. Ivey Chief Financial Officer (Retired)	1/31/06	1/26/06	—	—	—	—	—	—	2,026	MWP	—	—
	1/31/06	1/25/06	—	—	—	—	—	—	1,874	MWE	—	—

Nancy K. Buese Senior Vice President, Chief Financial Officer			56,700	90,720	181,440	NA	NA	NA	—	—	—	—

	1/31/06	1/26/06	—	—	—	—	—	—	783	MWP	—	—
	1/31/06	1/25/06	—	—	—	—	—	—	10,726	MWE	—	—
	11/1/06	10/26/06	—	—	—	—	—	—	2,500	MWP	—	—
	11/1/06	10/25/06	—	—	—	—	—	—	5,000	MWE	—	—

Randy S. Nickerson Senior Vice President, Chief Commercial Officer			52,950	84,720	169,440	NA	NA	NA	—	—	—	—

	1/31/06	1/26/06	—	—	—	—	—	—	1,399	MWP	—	—
	1/31/06	1/25/06	—	—	—	—	—	—	1,942	MWE	—	—

John C. Mollenkopf Senior Vice President, Chief Operations Officer			50,450	80,720	161,440	NA	NA	NA	—	—	—	—

	1/31/06	1/26/06	—	—	—	—	—	—	1,706	MWP	—	—
	1/31/06	1/25/06	—	—	—	—	—	—	1,578	MWE	—	—

C. Corwin Bromley Senior Vice President, General Counsel			54,250	86,800	173,600	NA	NA	NA	—	—	—	—

	1/31/06	1/26/06	—	—	—	—	—	—	1,642	MWP
	1/31/06	1/25/06	—	—	—	—	—	—	11,520	MWE	—	—

(1)             The equity component of our long-term equity incentive plan is granted in MarkWest Hydrocarbon, Inc. (MWP) restricted stock and MarkWest Energy Partners, L.P. (MWE) phantom units after the performance based conditions are satisfied, however, the awards remain subject to forfeiture and service based vesting conditions (these shares/units vest one-third annually over a three-year period).  These equity awards are granted pursuant to targets multiples of base salary at achievement of base-plan performance (converted into shares/units valued at date of grant) and the allocations between MWP and MWE shares/unites are based upon time devoted by the individual NEO to the respective entities’ business and affairs during the year.  See discussion in the Compensation Discussion and Analysis preceding these tables.  Recipients are eligible to collect stock dividends and/or common unit distribution payments on these awards during the vesting period.

(2)             MWP stock awards granted on January 31, 2006 were issued under the MarkWest Hydrocarbon 1996 Employee Stock Incentive Plan.  The grant on November 1, 2006 was issued under the MarkWest Hydrocarbon 2006 Stock Incentive Plan, which became effective on July 1, 2006.

(3)             MWE unit awards were granted under the MarkWest Energy Partners, L.P. Long-Term Incentive Plan.

Outstanding Equity Awards at Year End Table

The following table summarizes the options and stock awards outstanding as of December 31, 2006 for the Named Executive Officers.  The market value was determined using the closing prices on MWP common stock and MWE common units on December 29, 2006.  Previously awarded Partnership units have been adjusted to reflect the February 2007 two-for-one unit split (See Note 2 to the consolidated financial statements filed on Form 10-K/A for the year ended December 31, 2006).

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name and Principal Position	Exercisable	Unexercisable	(#)	($)	Date	(#) (1) (2)	($) (3)		(#)	($)
Frank M. Semple President and Chief Executive Officer	12,100	—	N/A	$8.41	11/3/2013	4,927	239,206	MWP	N/A	N/A
						7,516	224,165	MWE

James G. Ivey Chief Financial Officer (Retired)	—	—	N/A	—	—	—	—	MWP	N/A	N/A
						—	—	MWE

Nancy K. Buese Senior Vice President, Chief Financial Officer	—	—	N/A	—	—	5,116	248,382	MWP	N/A	N/A
						15,726	469,028	MWE

Randy S. Nickerson Senior Vice President, Chief Commercial Officer	998	—	N/A	$6.58	7/26/2010	2,017	97,925	MWP	N/A	N/A
	1,742	—		$8.45	12/7/2010	5,914	176,385	MWE
	1,506	—		$5.75	8/1/2011

John C. Mollenkopf Senior Vice President, Chief Operations Officer	867	—	N/A	$7.89	12/10/2008	2,324	112,830	MWP	N/A	N/A
	1,044	—		$4.04	11/30/2009	4,218	125,802	MWE
	1,044	—		$6.58	7/26/2010
	2,408	—		$8.45	12/7/2010
	2,469	—		$5.75	8/1/2011

C. Corwin Bromley Senior Vice President, General Counsel	2,420	—	N/A	$12.05	9/27/2014	3,664	177,887	MWP	N/A	N/A
						12,982	387,188	MWE

(1)             Awards granted in MWP stock have a three year vesting schedule, with one third of the award vesting on the anniversary date of the award each year.

(2)             Awards granted in MWE units have a three year vesting schedule, with the vesting period commencing, depending upon the grant date, on the first either January 31st or July 31st of or following the grant date, with one third of the award vesting on the anniversary of such vesting period commencement date each year.

(3)             The market value of unvested MarkWest Energy Partners (MWE) units is included in “All Other Compensation” in the Summary Compensation Table.  Under the provisions of the Partnership’s Long-Term Incentive Plan, these unvested restricted (phantom) units would vest in the event of a change in control.

Option Exercise and Stock Vesting Table

The following table summarizes the option and stock award activity during the year ended December 31, 2006 for the Named Executive Officers.  Partnership units that vested during the year have been adjusted to reflect the February 2007 two-for-one unit split (See Note 2 to the consolidated financial statements filed on Form 10-K/A for the year ended December 31, 2006).

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank M. Semple	12,100	170,308	—	—	MWP
President and Chief Executive Officer	—	—	5,968	142,540	MWE

James G. Ivey	6,050	233,925	260	5,673	MWP
Chief Financial Officer (Retired)	—	—	3,680	88,053	MWE

Nancy K. Buese	—	—	917	37,597	MWP
Senior Vice President, Chief Financial Officer	—	—	—	—	MWE

Randy S. Nickerson	—	—	310	6,764	MWP
Senior Vice President, Chief Commercial Officer	—	—	1,988	46,420	MWE

John C. Mollenkopf	—	—	310	6,764	MWP
Senior Vice President, Chief Operations Officer	—	—	1,320	30,822	MWE

C. Corwin Bromley	—	—	1,011	39,648	MWP
Senior Vice President, General Counsel	—	—	734	17,139	MWE

Pension Benefits Table

The Named Executive Officers receive no pension benefits.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Frank M. Semple President and Chief Executive Officer	N/A	N/A	N/A	N/A

James G. Ivey Chief Financial Officer (Retired)	N/A	N/A	N/A	N/A

Nancy K. Buese Senior Vice President, Chief Financial Officer	N/A	N/A	N/A	N/A

Randy S. Nickerson Senior Vice President, Chief Commercial Officer	N/A	N/A	N/A	N/A

John C. Mollenkopf Senior Vice President, Chief Operations Officer	N/A	N/A	N/A	N/A

C. Corwin Bromley Senior Vice President, General Counsel	N/A	N/A	N/A	N/A

Non-Qualified Deferred Compensation

The Named Executive Officers receive no non-qualified deferred compensation plans.

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Frank M. Semple President and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A

James G. Ivey Chief Financial Officer (Retired)	N/A	N/A	N/A	N/A	N/A

Nancy K. Buese Senior Vice President, Chief Financial Officer	N/A	N/A	N/A	N/A	N/A

Randy S. Nickerson Senior Vice President, Chief Commercial Officer	N/A	N/A	N/A	N/A	N/A

John C. Mollenkopf Senior Vice President, Chief Operations Officer	N/A	N/A	N/A	N/A	N/A

C. Corwin Bromley Senior Vice President, General Counsel	N/A	N/A	N/A	N/A	N/A

Director Compensation Table

The following table sets forth the cash and non cash compensation earned for the year ended December 31, 2006 by each person who served as a Non-employee Director of MarkWest Hydrocarbon, Inc.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($) (1) (2)	($) (3)	($) (4) (5) (6) (7)	($)
John M. Fox Chairman of the Board	37,000	13,427	—	4,482,630	4,533,057

Michael L. Beatty	39,000	13,427	—	869	53,296

Donald C. Heppermann	34,000	13,427	6,304	2,809,408	2,863,139

William A. Kellstrom	54,000	13,427	—	7,625	75,052

Anne E. Mounsey	37,000	13,427	3,129	5,154	58,710

Karen L. Rogers	42,000	13,427	—	5,945	61,372

William F. Wallace	46,000	13,427	3,129	1,304	63,860

Donald D. Wolf	48,000	13,427	—	8,908	70,335

(1)               See Note 2 to the Consolidated Financial Statements filed on Form 10-K/A for the year ended December 31, 2006 for a description of our SFAS 123R valuation assumptions.

(2)               As of December 31, 2006 the aggregate number of stock awards held by each member of our board of directors was 1,733.

(3)               As of December 31, 2006 the aggregate number of option awards held was: Mr. Fox 5,091; Mr. Heppermann 6,655; Mr. Kellstrom 1,210; Ms. Mounsey 1,210; Ms. Rogers 1,210 and Mr. Wallace 1,210.

(4)               As of December 31, 2006 the fair value of the named director’s investment in the Participation Plan was as follows: Mr. Fox $4,297,984 and Mr. Heppermann $2,681,403.

(5)               For the year ended December 31, 2006 the amount of MWP dividends received was as follows: Mr. Fox $34,047 and Mr. Heppermann $15,882.

(6)               Compensation received (net of capital calls) during the year ended December 31, 2006 under the Participation Plan was as follows: Mr. Fox $150,599 and Mr. Heppermann $94,124.

(7)               Compensation received pursuant to a Consulting Agreement for the year ended December 31, 2006 was a follows: Mr. Heppermann $18,000.

MarkWest Energy G.P., L.L.C.

The following table sets forth the cash and non cash compensation earned for the year ended December 31, 2006 by each person who served as a Non-employee Director of MarkWest Energy G.P., L.L.C.

	Fees Earned or Paid in Cash	Unit Awards	All Other Compensation	Total
Name	($)	($) (1) (2)	($) (3) (4) (5)	($)
John M. Fox Chairman of the Board	34,000	26,246	4,508,233	4,568,479

Keith E. Bailey	52,000	18,193	29,825	100,018

Charles K. Dempster	55,000	28,036	74,563	157,599

Donald C. Heppermann	34,000	26,246	2,835,177	2,895,423

William A. Kellstrom	34,000	28,036	74,563	136,599

William P. Nicoletti	50,000	28,036	74,563	152,599

(1)             See Note 2 to the Consolidated Financial Statements filed on Form 10-K/A for the year ended December 31, 2006 for a description of our SFAS 123R valuation assumptions.

(2)             As of December 31, 2006 the aggregate number of unit awards held, retroactively adjusted for the February 2007 unit split were: Mr. Fox 1,666; Mr. Bailey 1,000; Mr. Dempster 1,916; Mr. Heppermann 1,666; Mr. Kellstrom 1,916 and Mr. Nicoletti 1,916.

(3)             Change in control payments under the MarkWest Energy Partners Long-Term Incentive Plan as of December 31, 2006 would be as follows:  Mr. Fox $59,650; Mr. Bailey $29,825; Mr. Dempster $74,563; Mr. Heppermann $59,650; Mr. Kellstrom $74,563 and Mr. Nicoletti $74,563.  These dollar amounts are the fair value of unvested restricted (phantom) units as of December 31, 2006.

(4)             As of December 31, 2006 the fair value of the named director’s investment in the Participation Plan was as follows: Mr. Fox $4,297,984 and Mr. Heppermann $2,681,403.

(5)             Compensation received (net of capital calls) during the year ended December 31, 2006 under the Participation Plan was as follows: Mr. Fox $150,599 and Mr. Heppermann $94,124.

Reimbursement of Expenses of the General Partner

We control and operate MarkWest Energy Partners through our majority ownership in the Partnership’s general partner.  Our employees are responsible for conducting the Partnership’s business and operating its assets pursuant to a Services Agreement, which was formalized and made effective January 1, 2004.  For such management services, MarkWest Hydrocarbon will receive a $5,000 annual management fee.  The General Partner and its affiliates will continue to be reimbursed for expenses incurred on behalf of the Partnership.

Compensation Committee Interlocks and Insider Participation

Mr. Wolf (chairman), Mr. Fox, Mr. Kellstrom, Ms. Mounsey and Mr. Wallace were members of the Company’s Compensation Committee during the year ended December 31, 2006.  Mr. Fox and Ms. Mounsey served a two-year term on the Compensation Committee, and their term expired as of the October 2006 meeting.  At December 31, 2006 the committee consisted of  Mr. Wolf (chairman), Mr. Kellstrom, and Mr. Wallace. There are no Compensation Committee interlocks, and none of the Compensation Committee members during the last year have been, at any time, an officer or employee of the registrant or any of its subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006, about the shares of our common stock and units of the Partnership that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans.

All previously awarded MarkWest Hydrocarbon restricted stock, stock options and other compensation arrangements based on the market value of our common stock have been adjusted to reflect the May 2006 stock dividend.  Furthermore, all previously awarded Partnership units have been adjusted to reflect the February 2007 two-for-one unit split (See footnote 2 to the consolidated financial statements filed on Form 10-K/A for the year ended December 31, 2006):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders:

MarkWest Hydrocarbon
1996 Stock Incentive Plan - (stock options)	65,635	$7.48	—
1996 Stock Incentive Plan - (restricted stock)	30,793	—	—
2006 Stock Incentive Plan - (restricted stock)	10,900	—	989,100
Total	107,328	—	989,100

Equity compensation plans not approved by security holders:

MarkWest Energy Partners
Long-Term Incentive Plan - (restricted units)	125,200	—	128,242
Long-Term Incentive Plan - (unit options)	—	—	600,000
Total	125,200	—	728,242

(1)       Restricted stock and units are granted with no exercise or conversion price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 13, 2007, regarding the beneficial ownership of our common stock held by beneficial owners of 5% or more of common stock, by each director, by each Named Executive Officer and by all of the directors and officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned (2)	Percent of Class (3)

John M. Fox (4)	5,377,446	44.6%

Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067 (5)	908,099	7.5%

Richard A. Kayne 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067 (5)	908,099	7.5%
Michael L. Beatty	2,100	*
Donald C. Heppermann	29,599	*
William A. Kellstrom	20,921	*
Anne E. Mounsey	13,816	*
Karen L. Rogers	15,597	*
William F. Wallace	8,710	*
Donald D. Wolf	37,548	*
Frank M. Semple	40,556	*
C. Corwin Bromley	9,246	*
Nancy K. Buese	8,175	*
John C. Mollenkopf	12,232	*
Randy S. Nickerson	15,495	*

All directors and named executive officers as a group (13 persons)	5,591,441	46.4%

* Indicates less than 1.0%

(1)                                  Unless otherwise noted, the address for the beneficial owner is c/o MarkWest Hydrocarbon, Inc., 1515 Arapahoe St., Tower 2, Suite 700, Denver, CO 80202.

(2)                                  Beneficial ownership for the purposes of the foregoing table is defined by Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.  Under that rule, a person is generally considered to be the beneficial owner of a security if he or she shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire either of those powers within sixty days of April 13, 2007.  For executive officers and certain directors, the common stock beneficially owned includes interests in shares held in employee benefit plans.  Unless otherwise indicated, the directors and named executive officers have sole voting and dispositive power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors or named executive officers and their respective spouses.

(3)                                  All percentages have been determined as of April 13, 2007, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any share of common stock that such person or group has the right to acquire within sixty days after April 13, 2007.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or group has the right to acquire within sixty days after April 13, 2007, is deemed to be outstanding for the purpose of computing the percentage of ownership of such person or group.  At April 13, 2007 11,992,520 shares were outstanding.  Rights to acquire a total of 64,956 shares of common stock were exercisable within sixty days.

(4)                                  Includes an aggregate of (i) 4,842,387 shares owned directly by MWHC Holding, Inc., an entity controlled by Mr. Fox, of which Mr. Fox is also considered a beneficial owner (Mr. Fox has an indirect pecuniary interest in the MWHC shares); (ii) 81,250 shares held in the aggregate in the Brian T. Crabtree Trust which Mr. Fox is the Trustee; (iii) 118,000 shares held in the aggregate in the Fox Family Foundation and (iv) 1,452 shares held in the aggregate by Bode Blanco, L.L.C.

The Maggie George Foundation, for which certain family members of Mr. Fox are directors, holds 124,235 shares in the aggregate which are not included in Mr. Fox’s Common Shares Beneficially Owned. Mr. Fox disclaims beneficial ownership of the shares held in the MaggieGeorge Foundation within the meaning of Rule 13d-3 under the Exchange Act.

(5)                                  Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne, on February 5, 2007, with respect to shares held as of December 31, 2006. The Schedule 13G/A indicates that Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne have shared voting power and dispositive power with respect to 908,099 shares.  The reported shares are owned by investment accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment advisor.  Kayne Anderson Capital Advisors, L.P. is the general partner of the limited partnerships and investment adviser to the other accounts.  Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P.  Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company.  Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the shares reported, except those shares attributable to it by virtue of its general partner interests in the limited partnerships.  Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnership, and his ownership of common stock of the registered investment company.

MarkWest GP, L.L.C.

The following table sets forth the beneficial ownership of the Partnership’s general partner as of April 13, 2007, held by the directors, each named executive officer and by all directors and officers as a group.

Name of Beneficial Owner	Percentage of Limited Liability Company Interests Owned
John M. Fox (1)	91.3%
Donald C. Heppermann	1.0%
Keith E. Bailey	—
Charles K. Dempster	—
William A. Kellstrom	—
William P. Nicoletti	—
Frank M. Semple	2.0%
John C. Mollenkopf	1.6%
Randy S. Nickerson	1.6%
Nancy K. Buese	0.2%
C. Corwin Bromley	0.1%
All Directors and Named Executive Officers as a Group (11 persons)	97.8%

(1)                                  Includes a 1.6% ownership interest held directly by Mr. Fox and an 89.7% ownership interest held by MarkWest Hydrocarbon. As of April 13, 2007, Mr. Fox beneficially owned approximately 45% of the voting securities of MarkWest Hydrocarbon. Mr. Fox currently serves as MarkWest Hydrocarbon’s Chairman of the Board of Directors. Mr. Fox resigned as President of MarkWest Hydrocarbon effective November 1, 2003, and as Chief Executive Officer effective January 1, 2004. As a result, Mr. Fox may be deemed to be the beneficial owner of the ownership interests owned by MarkWest Hydrocarbon.

MarkWest Energy Partners

The following table sets forth the beneficial ownership of units as of April 13, 2007, held by beneficial owners of 5% or more of the units; by directors of our general partner; by each named executive officer listed in the summary compensation table included in this Form DEF 14A; and by all directors and officers of our general partner as a group.  The units reported have been adjusted to reflect the February 2007 two-for-one unit split (see Note 2 to the consolidated financial statements filed on Form 10-K/A for the year ended December 31, 2006).

Name and Address of Beneficial Owner (1)	Common Units Beneficially Owned (2)	Percent of Class

MarkWest Energy GP, L.L.C.	—	—

MarkWest Hydrocarbon, Inc. (3)	4,938,992	13.5%

John M. Fox (4)	5,119,916	14.0%

Tortoise Capital Advisors, L.L.C. 10801 Mastin Boulevard, Suite 222 Overland Park, KS 66210 (5)	3,310,399	9.1%

Tortoise Energy Infrastructure Corporation 10801 Mastin Boulevard, Suite 222 Overland Park, KS 66210 (5)	2,201,640	6.0%

Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067 (6)	3,134,775	8.6%

Richard A. Kayne 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067 (6)	3,134,775	8.6%

Keith E. Bailey	45,134	*

Charles K. Dempster	6,000	*

Donald C. Heppermann	48,000	*

William A. Kellstrom	18,000	*

William P. Nicoletti	16,000	*

Frank M. Semple	67,484	*

C. Corwin Bromley	21,610	*

Nancy K. Buese	8,392	*

John C. Mollenkopf	35,436	*

Randy S. Nickerson	29,956	*

All Directors and Executive Officers as a Group (11 persons)	5,415,928	14.8%

* Indicates less than 1.0%

(1)                                  Unless otherwise noted, the address for the beneficial owner is c/o MarkWest Hydrocarbon, Inc., 1515 Arapahoe St., Tower 2, Suite 700, Denver, CO 80202.

(2)                                  Beneficial ownership for the purposes of the foregoing table is defined by Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.  Under that rule, a person is generally considered to be the beneficial owner of a security if he or she shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire either of those powers within sixty days of April 13, 2007.

(3)                                  Ownership is made up of common units and 1,200,000 subordinated units held directly and indirectly through subsidiaries.

(4)                                  Includes 3,738,992 common units and 1,200,000 subordinated units owned by MarkWest Hydrocarbon and its subsidiaries. As of April 13, 2007, Mr. Fox beneficially owned approximately 45% of the voting securities of MarkWest Hydrocarbon. Mr. Fox currently serves as MarkWest Hydrocarbon’s Chairman of the Board. Mr. Fox resigned as President of MarkWest Hydrocarbon effective November 1, 2003, and as Chief Executive Officer effective January 1, 2004. As a result, Mr. Fox may be deemed to be the beneficial owner of the subordinated units owned by MarkWest Hydrocarbon.

(5)                                  Tortoise Capital Advisors LLC (“TCA”) acts as an investment advisor to Tortoise Energy Infrastructure Corporation (“TYG”), a closed-end investment company. TCA, by virtue of an Investment Advisory Agreement with TYG, has all investment and voting power over securities owned of record by TYG. Despite its delegation of investment and voting power to TCA, however, TYG may be deemed to be the beneficial owner under Rule 13d-3 of the Securities and Exchange Act of 1940, of the securities it owns of record because it has the right to acquire investment and voting power through termination of the Investment Advisory Agreement. Thus, TCA and TYG have reported that they share voting power and dispositive power over the securities owned of record by TYG. TCA also acts as an investment advisor to certain managed accounts. Under contractual agreements with individual account holders, TCA, with respect to the securities held in the managed accounts, shares investment and voting power with certain account holders, and has no voting power but shares investment power with certain other account holders. TCA may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Act. None of the securities are owned of record by TCA, and TCA disclaims any beneficial interest in such shares.

(6)                                  Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne, on February 5, 2007, with respect to units held as of December 31, 2006. The Schedule 13G/A indicates that Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne have shared voting power and dispositive power with respect to 1,415,780 units. The number of reported units has been adjusted to reflect a 2 for 1 unit split which was paid on February 28, 2007 to unitholders of record on February 22, 2007.  An additional 303,215 units were acquired by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne in connection with the Partnership’s private equity offering which was completed on April 9, 2007.  The reported units are owned by investment accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment advisor. Kayne Anderson Capital Advisors, L.P. is the general partner of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the units reported, except those units attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the units reported, except those units held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnership, and his ownership of common units of the registered investment company.

PROPOSALS FOR THE NEXT ANNUAL MEETING

We intend to hold our 2008 annual meeting in June of 2008, consistent with our Bylaws.  Any proposal by a stockholder to be presented at the 2008 annual meeting must be received at our principal executive offices at 1515 Arapahoe Street, Tower 2, Suite 700, Denver, Colorado 80202-2126, no later than December 31, 2007.  Stockholder proposals for the 2008 annual meeting that are submitted on or before March 16, 2008, may, at our discretion, be voted on at the 2008 annual meeting.  All proposals received after March 16, 2008, will be conclusively considered untimely.

By Order of the Board of Directors,

C. Corwin Bromley
Secretary

Dated: April 30, 2007

MARKWEST HYDROCARBON, INC.	VOTE BY INTERNET - www.proxyvote.com
1515 ARAPAHOE STREET TOWER 2, SUITE 700 DENVER, COLORADO 80202

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MarkWest Hydrocarbon, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MARKW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKWEST HYDROCARBON, INC.

Vote On Directors

1.	ELECTION OF CLASS II DIRECTORS			For	Withhold	For All	To withhold authority to vote for any individual nominee(s),
				All	All	Except	mark “For All Except” and write the number(s) of the
	Nominees:	01)	Michael L. Beatty				nominee(s) on the line below.
		02)	William A. Kellstrom	☐	☐	☐
		03)	William F. Wallace

Vote On Proposal		For	Against	Abstain

2.	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all of the above items.

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF
PROXY	OF THE BOARD OF DIRECTORS

MARKWEST HYDROCARBON, INC.
1515 Arapahoe Street
Tower 2, Suite 700
Denver, Colorado 80202

The undersigned shareholder of MarkWest Hydrocarbon, Inc. (the “Company”), having duly received the Notice of Annual Meeting and Proxy Statement dated April 30, 2007, hereby appoints Andrew L. Schroeder and Nancy K. Buese as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 13, 2007, at our headquarters, 1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202 at 10:00 a.m. MDT, and any adjournment or postponement thereof.

THIS PROXY IS CONTINUED ON THE OTHER SIDE.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.